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                                                                Exhibit 10(h)


                            THE LAMSON & SESSIONS CO.

                            LONG-TERM INCENTIVE PLAN

1.     PURPOSE
       -------

       The purpose of the Long-Term Incentive Plan (the "Plan") is to promote the interests of the stockholders by furthering the long-term performance of the Lamson & Sessions Co. (the "Company"). The Plan provides for long-term incentives to be granted to those key executives who have a critical impact on the long-term performance of the Company, contingent upon the meeting of strategic goals which are determined by the Compensation and Organization Committee of the Board of Directors of the Company ("Committee"). The Plan is intended to facilitate the securing and retaining of outstanding key executives and motivate those key executives to achieve above average objectives by providing rewards for those who contribute significantly to the long-term performance of the Company.

2.     ADMINISTRATION
       --------------

       The Plan is to be administered by the Committee. The Committee shall have full power and authority to construe, interpret and administer the Plan. All decisions, actions or interpretations of the Committee shall be final, conclusive and binding on all parties.

       In addition, the Committee shall, subject to the provisions of the Plan, grant performance units ("Units"), determine the assigned value of each Unit, determine the key executives to whom Units will be granted and the number granted to each, determine the time that Units will be granted and when they will be payable and determine and set out the performance objectives for each Unit granted.

3.     DESCRIPTION OF THE PLAN
       -----------------------

       The Plan is a performance plan which provides for the granting of Units to key executives having a critical impact on the long-term performance of the Company. It is anticipated that the Units will be granted annually, for a Performance Period ("Period") of three years. A Unit target value will be established and the key employees and the number of units to be granted will be determined by the Committee. Also, at this time the Committee will establish the financial performance objective. Initially, performance objective attainment of 75% to 125% and above will earn payments of between 50% and 150% of the target Unit value for that period. However, the Committee, in its sole discretion, may alter the ratio or establish a different

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      relationship between performance objectives and Unit payments.

4.    PARTICIPATION
      -------------

      Participation in the Plan shall be limited to those key employees of the Company and its subsidiaries selected by the Committee.

5.    AWARDS OF PERFORMANCE UNITS
      ---------------------------

          (a) Awards will be made in Units, the value of which will be determined by the Committee, usually during the first quarter of the first year of each Period. The Units will be payable upon the achievement of performance objectives as provided in Section 6 below.

          (b) Grants will be made annually and each grant of Units will have a three year Period. The Period for grants in prior or subsequent years may overlap for key executives and each Period Unit award may be subject to different financial objectives. The Committee shall determine the number of Units to be granted to each key executive at the beginning of each Period. The Committee shall make awards to such key executives and in such amounts as it solely shall determine. The Committee, subject to the provisions of the Plan, may receive recommendations and establish such guidelines as it in its sole discretion shall determine.

5.    PERFORMANCE OBJECTIVES
      ----------------------

          (a) The financial performance objective or objectives ("Performance Objectives") applicable to participants for each Period shall be determined by the Committee. In determining the minimum, principal and maximum Performance Objectives the Committee may use such measure or measures of performance of the Company over the Period as it in its sole discretion may select provided, however, that the market price of the Company's equity securities shall not be used as any such measure. Earnings per share, net income, operating income or other financial determinants used in Performance Objectives may be adjusted as provided in
               Section 7 below.

          (b) Attainment of the principal Performance Objective will result in the Unit having 100% of its target

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               value and failure to meet the minimum Performance Objective will result in the Unit having no value to the participant. Actual value of the Units will be determined at the end of the three year Period. Initially, attainment of 75% to 125% inclusive, or more, of the Performance Objective will result in the Unit having the proportional value of 50% to 150% of the Unit's target value. Stated differently, attainment of 75% of the Performance Objective results in a Unit having 50% of its target value and each percentage point increase in attainment will increase the percentage of target value by 2%. Thus, a 76% attainment results in a 52% Unit value, 80% attainment results in a 60% Unit value and so on. Failure to meet 75% of the Performance Objective results in a Unit having no value to the Participant. See Attachment
               (a) for examples. The Committee in its sole discretion may alter the ratio or establish a different relationship at any time or from time to time of Performance Objective attainment to the Unit payout value.

               No interest shall be payable to any person upon any Unit grant or installment thereof, whether contingent or otherwise.

7.    DETERMINATION OF UNIT VALUES AT END OF PERFORMANCE PERIOD
      ---------------------------------------------------------

      The Committee will determine the value of Units at the end of each Period based on the Unit target value and the attainment of the Performance Objectives established at the beginning of the Period. The Committee may adjust the Performance Objective at any time when it deems such action is warranted by material and extraordinary events such as acquisitions, material dispositions, material changes in accounting practices, or other material changes not anticipated when the Performance Objectives were established.

8.    PAYMENTS
      --------

      The value of the Units shall be paid in cash within 75 days following the end of the Period. The award earned and payable to the Participant for each Period shall be equal to the value of a Unit for a Period as established in Sections 5(b) and 7 above, multiplied by the number of Units granted to a participant at the beginning of that Period.

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9.     TERMINATIONS
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       If a participant should die; retire, as defined in the Company's
       Salaried Employees' Retirement Plan (or the pension plan of a subsidiary or operating unit if employed by a subsidiary or operating unit); or become totally and permanently disabled, determined on the basis of medical evidence satisfactory to the Committee during the Period, the participant will receive a pro-rata portion of the award payable upon completion of the Period. The pro-rata payment will be based on the actual months of completed service by the Participant during the Period. A participant who resigns or is terminated during the Period shall forfeit the Unit award.

10.    CHANGE IN CONTROL
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              (a)      In the event of:

                       (x)      a "Change of Control" as defined in Section
                                10(b) or

                       (y) a "Potential Change in Control" as defined in Section 10(c)

                       any or all Units outstanding on the date that such Change in Control or Potential Change in Control is determined to have occurred shall become fully exercisable and vested as if Performance Objectives had been attained 125%.

              (b) For purposes of Section 10(a), a "Change in Control" means the happening of any of the following:

                       (i) The Company is merged or consolidated or reorganized into or with another corporation or other legal person, as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock (as that term is hereafter defined) of the Company immediately prior to that transaction;

                       (ii) The Company sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person, and less than a majority of the combined voting power of the then-outstanding securities of


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                                such corporation or person immediately after
                                such sale or transfer is held in the
                                aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer;

                       (iii)    There is a report filed on Schedule 13D or
                                Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities and Exchange Act (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange
                                Act) of securities representing 15% or more of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Company ("Voting Stock");

                       (iv)     The Company files any report, proxy
                                statement or other document with the
                                Securities and Exchange Commission pursuant to the Exchange Act or any rules or regulations presently in effect or hereafter promulgated under such Act disclosing that a Change in Control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

                       (v) If during any period of two consecutive years, individuals who to the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each member of the Board first elected during such period was approved by a vote of at least two-thirds of the Board then still in office who are members of the Board at the beginning of any such period.

                       Notwithstanding the foregoing provisions of Section 10(b)(iii) or 10(b)(iv) hereof, a Change in Control shall not be deemed to have occurred for purposes of
                       Section 10(a) solely because (i)the Company, (ii) an entity in which the Company directly or indirectly beneficially owns 80% or more of the voting securities, or (iii) any

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                       Company-sponsored employee stock ownership plan or
                       any other employee benefit plan of the Company, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 15% or otherwise, or because the Company reports that a Change in Control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership.

              (c) Definition of "Potential Change in Control". For purposes of Section 10(a), a "Potential Change in Control" means the happening of any one of the following:

                       (i) The entering into an agreement by the Company, the consummation of which would result in a Change of Control of the Company as defined in Section 10(b); or

                       (ii) The acquisition of beneficial ownership, directly or indirectly, by an entity, person or group (other than the Company or a Subsidiary of any Company employee benefit plan) (including any trustee of such plan acting as such trustee) of securities of the Company representing 5% or more of the combined voting power of the Company's outstanding securities, and the adoption by the Board of a resolution to the effect that a "Potential Change in Control" of the Company has occurred for the purposes of this Plan.

11.    ASSIGNABILITY
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       No grant or award under the Plan shall be assignable or transferable by the participant, except by will or by the laws of descent and distribution.

12.    WITHHOLDING TAX
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       Cash payments under the Plan shall be net of an amount sufficient to satisfy any federal, state and/or local withholding tax requirements.


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13.    EMPLOYMENT
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       Nothing in the Plan or in any agreement entered into pursuant to the
       Plan shall confer upon any participant the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of such participant.

14.    COMMITTEE DETERMINATIONS
       ------------------------

       The Committee's determination under the Plan including, without limitation, determination of the participants to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the establishment of beginning and ending Unit values and Performance Objectives need not be uniform and may be made by it selectively among participants who receive, or are eligible to receive awards under the Plan, whether or not such participants are similarly situated.

15.    LEAVE OF ABSENCE
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       The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave or absence taken by the participant or a change in employment status of any award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and (ii) the impact, if any, of any such leave of absence on awards under the Plan theretofore made to any participant who takes such leave of absence.

16.    AMENDMENT
       ---------

       The Board of Directors of the Company may alter or amend the Plan, in whole or in part, from time to time, or terminate the Plan at any time, but no such action shall adversely affect any rights or obligations with respect to awards previously made under the Plan.

17.    EFFECTIVE DATE
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       This Plan shall become effective for the calendar year 1991 and shall continue in effect until terminated by the Board of Directors.

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                                                                    Attachment A

                           EXAMPLE OF PERFORMANCE ON UNIT VALUE

                          - Target Unit Value = $100.00

  Actual Performance
    to Objective                          Unit Value
-----------------------                ----------------

         74%                                      -0-
         75%                                $  50.00
         80%                                $  60.00
         90%                                $  80.00
        100%                                $ 100.00
        110%                                $ 120.00
        120%                                $ 140.00
        125%                                $ 150.00




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